Supplemental Investor Presentation
Strategic Investment Plan

June 17, 2019



Forward-Looking Statements. Information presented below includes forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include: statements in this presentation regarding: the proposed listing of ACM Shanghai shares on the STAR Market (including the private investments by China-based investors in furtherance of such listing); the timing of such proposed STAR Market listing (including the timing of the funding of the proposed private investments); ACM's expectations with respect to the impact of the proposed STAR Market listing on ACM and its product offerings, customer perceptions, revenue and earnings; ACM's projected future performance, including revenue and earnings, and ACM's future access to capital markets, including its ability to maintain the Nasdaq listing of its Class A common stock; and the future launch, development and operation of the STAR Market by the Shanghai Stock Exchange. Forward-looking statements are based on ACM's current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to, the ability to successfully complete the proposed STAR Market listing of ACM Shanghai shares. A further description of these risks, uncertainties, and other matters can be found in filings ACM makes with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM, and ACM assumes no obligation and expressly disclaims any duty to update information contained in this presentation except as required by law.

Market Data. Information presented below under "ACM Investment Summary" contains an estimate of ACM Research concerning ACM Research's total addressable markets ("TAM") that is based on industry publications, reports and customer-generated information. This information involves a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. ACM Research has not independently verified the accuracy or completeness of the data contained in these publications, reports or filings. The industry in which ACM Research operates is subject to a high degree of uncertainty and risk due to variety of factors, including those described in ACM Research's public filings with the Securities and Exchange Commission, as described above.

Translations of RMB to $. For purposes of this presentation, amounts in Renminbi, or RMB, have been translated into U.S. dollars solely for the convenience of the reader. The translations have been made at the conversion rate of RMB 6.8937 to U.S. $1.00 effective as of June 12, 2019 (source: State Administration of Foreign Exchange of the People's Republic of China).

References. Unless the context otherwise requires, references in this report to "we," "our" and similar terms refer to ACM Research, Inc. and its subsidiaries. References to "ACM Research" refer to ACM Research, Inc. and references to "ACM Shanghai" are to ACM Research (Shanghai), Inc.

Strategic Investment Plan

- ACM announced plan to extend its access to capital markets in China
- ACM plans to list shares of ACM Shanghai subsidiary on Shanghai Exchange's Sci-Tech innovAtion boaRd ("STAR Market") within the next 3 years
- Private placement to Chinese investors of $27.3 million helps enable ACM Shanghai to qualify for a STAR Market listing
- ACM remains committed to Nasdaq listing status and global market opportunities

ACM RESEARCH

Sci-Tech innovAtion boaRd (STAR Market)

- **STAR Market launched by Shanghai Stock Exchange on June 13, 2019**
  - **A number of listings are expected to begin trading later this year**
  - **Provides an exchange for companies in high-tech and strategically emerging sectors**
- **STAR Market is intended to be "NASDAQ of China"**
- **Listing applications will be registration-based and market-driven, similar to Hong Kong or US Standards**
  - **Less government intervention and fewer financial requirements**
  - **IPOs on STAR Market will be priced by market dynamics, without 23x P/E Valuation Cap**
- **STAR Market allows for listing of subsidiary of public company**

ACM RESEARCH

How ACM Shanghai Listing Will Support Our Mission

- **Direct access to local capital to support our China operations**
  - **We see STAR as an excellent source of cash to fund our growth needs**
- **Relatively attractive valuation**
  - **Pre-money valuations for the total $27.3 million of investments significantly exceed ACM's current market cap of ~$300 million**
- **Raise ACM profile within the business and investment communities**
  - **Accelerate ACM's ability to penetrate larger potential customers**

ACM Research's Mission:
To Become a Leading Global Provider in Semiconductor Capital Equipment Market

ACM RESEARCH

ACM to Remain Focused on Global Opportunity

- ACM's global HQ will remain in Fremont, CA
- ACM committed to Nasdaq listing of ACM's Class A common stock
- ACM will continue to address broader opportunities in Taiwan, Korea, Japan, Europe and the United States
- ACM believes global mix of semiconductor capital equipment will grow rapidly to 30-40% in China, leaving more than 50% in other countries
- Dual listing strategy to support our fast growth path, and lead the company to be major player in global semiconductor capital equipment market

ACM RESEARCH

Implementation of Strategic Investment Plan

- **Today ACM announced pre-listing private investments into ACM Shanghai:**
  - First step in STAR Market qualification process which requires multiple independent investors in subsidiary
  - $27.3 million of investments
  - Funding to be completed in July 2019
- **Investment proceeds will be reserved until either:**
  - ACM Shanghai completes a successful listing on the STAR Market, or
  - Company changes plans for a STAR Market listing
- **Agreements include:**
  - Strategic investor (SL Capital), 3 PE firms, and other China-based investors to invest $23.5 million at pre-money valuation of $675 million
  - Agreements with ACM Shanghai employees to invest $3.8 million at pre-money valuation of $540 million
- **Impact to ACM financials prior to STAR Market listing:**
  - Proceeds expected to be recorded as an investment deposit/long-term liability on ACM's consolidated balance sheet
  - Incremental interest income expected to be slightly accretive to ACM net income
  - No change expected to ACM's operating income
- **No change to ACM operational plan as a result of today's announcement**


Addressable
Market
Future
Products
Tahoe
Batch/Single
TEBO 3D
Patterned Wafer
SAPS 2D Flat Wafer &
Wafer Level Packaging
World-class R&D team focused on innovation
2015
2020
2025

ACM estimates that SAPS, TEBO, and Tahoe address more than 50% of the single-wafer wet cleaning market

Advanced Single-Wafer Wet Cleaning Tools for Leading Edge IC Fabs

ACM RESEARCH

1. Growing Share of ~$3.1B+ Single-Wafer Wet Cleaning TAM
2. China Operations Located Near Major New Fabs
3. Referenceable DRAM, NAND, Foundry and Logic Customers
4. Capacity Expanded with Second Factory